BRIGHTHOUSE LIFE INSURANCE COMPANY

[P.O. Box 305075

Nashville, TN 37230-5075]

PERFORMANCE LOCK RIDER

This Rider describes the option to lock Index Performance by locking the Index Value. This Performance Lock Rider is applicable to the Shield Option(s) indicated as “Performance Lock Available” on the Contract Schedule.

This Rider forms part of the Contract to which it is attached and is effective as of the Issue Date unless a later Rider Effective Date is shown on the Contract Schedule. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

Index Value Lock

The Index Value Lock is only available to Shield Option(s) specified on the Contract Schedule as “Performance Lock Available”. Once during each applicable Term, you may lock the Index Value of a Performance Lock Available Shield Option if the locked Index Value is greater than the Index Value at the beginning of the Term by providing Notice of election in a form satisfactory to us. The locked Index Value is the Index Value on the Business Day on which the lock takes effect (“Locked Index Value”). The Index Value Lock takes effect at the end of the Business Day on which we receive your Notice of election, provided that the Index Value on that Business Day is greater than the Index Value at the beginning of the Term. If the Index Value on that Business Day is less than the Index Value at the beginning of the Term, the Index Value Lock will not take effect. If we receive your Notice of election on a day that is not a Business Day, or after the close of the New York Stock Exchange on a Business Day, the Notice of election will be deemed to have been received on the next Business Day. If agreed to by us in writing, we may accept your request that the Index Value Lock take effect on a future Business Day other than the Business Day when we receive your Notice of election.

Once an Index Value Lock takes effect:

1.	It is irrevocable for the remainder of that Term.

2.

The Locked Index Value will be used as the Index Value for the remainder of the Term to determine the Index Performance for each Performance Lock Available Shield Option specified by you to which this Rider applies unless a transfer occurs during the Term as set forth below.

3.

You may transfer the Interim Value during the Term or the Investment Amount at the end of the Term, as set forth below, in accordance to the Transfer Requirements section as shown on your Contract Schedule. The Index Value on the beginning date for the next Term will be the then-current Index Value, which may be higher or lower than the Locked Index Value from the transferred Shield Option. If the new Shield Option has Performance Lock Available, you may elect an Index Value Lock on the new Shield Option.

The following is added to the Index Performance provision of the Contract:

Index Performance

For any Shield Option with a Locked Index Value, Index Performance is the percentage change in the Index Value measured from the beginning of the Term to the date on which the Index Value Lock takes effect.

Index Performance after	(Locked Index Value – Index Value at beginning of Term)
Index Value Lock =	Index Value at beginning of Term

The following is added to the Interim Value provision of the Contract:

Interim Value

For any Shield Option with a Locked Index Value, on any Business Day prior to the end of the Term, the Interim Value is equal to the Investment Amount in the Shield Option at the beginning of the Term reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option, adjusted for the Index Performance (using the Locked Index Value defined above) of the associated Index and subject to the applicable Accrued Cap Rate (where the Performance Rate during a particular Term is the Index Performance, adjusted for the applicable Accrued Cap Rate), multiplied by the Performance Lock Factor as defined below. In any event, the Interim Value after Index Value Lock will not be less than the Investment Amount at the beginning of the Term in the Shield Option reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option but not

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adjusted by the Performance Rate. On the date of a withdrawal from the Shield Option(s), your Interim Value will be reduced by the amount withdrawn.

As set forth above, the Interim Value is calculated as follows:

The Interim Value after Index Value Lock is equal to the greater of (a) or (b):

(a)

the Investment Amount at the beginning of the Term reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option * (1+Performance Rate) * Performance Lock Factor; or

(b)

the Investment Amount at the beginning of the Term reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option without Performance Rate adjustment.

Example #1 – Interim Value calculated after Index Value Lock 306 days into a Term of 3 Years.

Issue Date	March 1, 2021
Investment Amount	$100,000
Term	3 Years
Shield Rate	10%
Cap Rate	25%
Index Value at Beginning of Term	1,000
Number of Days in Term	1,095 (3*365 = 1,095)
Locked Index Value	1,100
Index Performance	10%
Performance Lock Factor	96%
Accrued Days	306

The Accrued Cap Rate as of January 1, 2022 is 6.986% 306 days into the 3-year term (25%*(306/1,095)). The Index Performance is calculated at 10% (1,100/1,000 - 1). The Interim Value is then determined by adjusting the Investment Amount by the Performance Rate (Index Performance, adjusted for the applicable Accrued Cap Rate), multiplied by the Performance Lock Factor of 96%. As of the close of the Business Day January 1, 2022, the Interim Value is (a) $102,707 which is the greater of (a) $102,707 ($100,000 * (1+6.986%) * 96%) or (b) $100,000.

The following Provisions are added to the Account Value Provisions of the Contract:

Performance Lock Factor

For any Shield Option with a Locked Index Value, the Performance Lock Factor is based on the Term of that Shield Option and the number of completed Contract Year(s) since the beginning of the Term as shown on the Contract Schedule. The Performance Lock Factor applies to the Interim Value prior to the end of the Term and to the Investment Amount as of the end of the Term.

Investment Amount

For any Shield Options with a Locked Index Value the Investment Amount at the end of the Term, is the Investment Amount at the beginning of the Term reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option, adjusted by the Performance Rate (where the Performance Rate at the end of a particular Term is the Index Performance, adjusted for the applicable Cap Rate), multiplied by the Performance Lock Factor. In any event, the Investment Amount for any Shield Options with a Locked Index Value at the end of the Term will not be less than the Investment Amount at the beginning of the Term reduced for any withdrawals by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option but not adjusted by the Performance Rate.

As set forth above, the Investment Amount at the end of the Term is calculated as follows:

The Investment Amount at the end of the Term after Index Value Lock equals the greater of (a) or (b):

(a)

the Investment Amount at the beginning of the Term reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option * (1+Performance Rate) * Performance Lock Factor; or

(b)

the Investment Amount at the beginning of the Term reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option without Performance Rate adjustment.

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Example #2 – Investment Amount at end of Term after Index Value Lock

Issue Date	March 1, 2021
Investment Amount	$100,000
Term	3 Years
Shield Rate	10%
Cap Rate	25%
Index Value at Beginning of Term	1,000
Number of Days in Term	1,095 (3 * 365 = 1,095)
Locked Index Value	1,100
Index Performance	10%
Performance Lock Factor	96%
Accrued Days	1,095

The Index Performance is calculated at 10% (1,100/1,000 - 1). The Investment Amount at end of Term is determined by adjusting the Investment Amount by the Performance Rate (Index Performance, adjusted for the applicable Cap Rate), multiplied by the Performance Lock Factor of 96%. As of the close of the Business Day March 1, 2024, the Investment Amount at end of Term is (a) $105,600 which is the greater of (a) $105,600 ($100,000 * (1+10%) * 96%) or (b) $100,000.

Brighthouse Life Insurance Company has caused this Rider to be signed by its [Secretary].

/s/ D. Burt Arrington

[Secretary]

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